Exhibit 24.1

POWER OF ATTORNEY

I appoint Kofi A. Bruce and Karen Wilson Thissen, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

*

Sign the registration statement on Form S-3 for the registration of the offer and sale of equity and debt securities by General Mills, Inc. and any amendments (including post-effective amendments) to that registration statement;

*

File the registration statement mentioned above (with exhibits and related documents) and any amendments and supplements thereto (with exhibits and related documents) with the Securities and Exchange Commission;

*	Perform the acts that need to be done concerning these filings; and

*	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully within the scope of this Power of Attorney.

/s/ R. Kerry Clark	/s/ John G. Morikis
R. Kerry Clark Dated: June 25, 2024	John G. Morikis Dated: June 25, 2024

/s/ Benno O. Dorer	/s/ Diane L. Neal
Benno O. Dorer Dated: June 25, 2024	Diane L. Neal Dated: June 25, 2024

/s/ C. Kim Goodwin	/s/ Steve Odland
C. Kim Goodwin Dated: June 25, 2024	Steve Odland Dated: June 25, 2024

/s/ Jeffrey L. Harmening	/s/ Maria A. Sastre
Jeffrey L. Harmening Dated: June 21, 2024	Maria A. Sastre Dated: June 25, 2024

/s/ Maria G. Henry	/s/ Eric D. Sprunk
Maria G. Henry Dated: June 25, 2024	Eric D. Sprunk Dated: June 25, 2024

/s/ Jo Ann Jenkins	/s/ Jorge A. Uribe
Jo Ann Jenkins Dated: June 25, 2024	Jorge A. Uribe Dated: June 25, 2024

/s/ Elizabeth C. Lempres
Elizabeth C. Lempres Dated: June 25, 2024